Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-198576) and Form S-8 (No. 333-183465) of iStar Inc. of our report dated February 10, 2017 relating to the consolidated financial statements of Marina Palms, LLC and Subsidiaries, appearing in the Annual Report on Form 10-K of iStar Inc. for the year ended December 31, 2016.

/s/ Gerson, Preston, Klein, Lips, Eisenberg & Gelber, P.A.

Miami, Florida
February 24, 2017